UHY VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

Managing Directors :

DAVID T. K. NG BTH, MA, MCOM, CA(AUST), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CIA, FTIHK, HKRFP, JP(NSW)
吳梓堅會計師

S. T. YUEN MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIIA, HKRFP
原樹堂會計師

Pang Hon Chung MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(23 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com
Website : www.uhy-hk.com

天職香港會計師事務所有限公司
香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of the Registration Statement on Amendment No. 1 to the Form F-1 ("Registration Statement") of China Topreach Inc. and subsidiaries of our report dated June 30, 2010 with respect to the consolidated balance sheets of China Topreach as of and for the years ended December 31, 2009 and 2008, and the related consolidated statements of operations and other comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2009, 2008 and 2007 which appears in such Registration Statement. We also hereby consent to the references to our firm under the caption "Experts" in such Registration Statement.

UHY Vocation HK CPA Limited

UHY VOCATION HK CPA Limited,
Hong Kong, People's Republic of China.

July 12, 2010